Exhibit 10.108

BAIL COMMERCIAL

Soumis aux Articles L 145.1 a L 145.60 du Nouveau Code de Commerce
et au decret du 30 Septembre 1953

ENTRE LES SOUSSIGNES

- Societe Civile Immobiliere du 4/6 Rond-Point des Champs Elysees,

representee par : DAUCHEZ, Administrateurs de Biens, Societe Anonyme ayant son siege social 132 boulevard Haussmann 75008 PARIS.

Titulaire de la carte professionnelle no G 989, garantie par la SOCAMAB, 18 rue Beaurepaire PARIS 10eme, ladite societe representee par Madame Mabe LE CHATELIER.

ci-apres denommee << le Bailleur >>,
d'une part,

ET

- Societe INTER PARFUMS S.A. au capital de 12 816 594,00 euros, immatriculee au Registre du Commerce et des Societes de PARIS sous le no B 350 219 382 dont le siege social est situe 4/6, Rond-Point des Champs Elysees 75008 PARIS, et representee aux fins des presentes par Monsieur Philippe BENACIN, en qualite de President Directeur General, dument habilite,

ci-apres denommee << le Preneur >>
d'autre part,

IL A ETE CONVENU CE QUI SUIT

A compter du 1er avril 2004, le bailleur, donne a loyer au preneur, qui accepte, les lieux ci-apres designes dependant d'un immeuble sis au 4-6 Rond Point des Champs Elysees - PARIS 8eme

DESIGNATION

Dans un immeuble sis a 4-6 Rond Point des Champs Elysees-75008 PARIS

- Un local commercial a usage de BUREAUX COMMERCIAUX,

situe au 6eme etage droite, accessible par l'escalier principal, d'une superficie de 157 metres carres environ, compose de 11 bureaux d'un double bloc "sanitaires" avec WC et lavabos et deux locaux techniques, tels que lesdits lieux figurent aux plans ci-annexes.

Ainsi au surplus que les lieux s'etendent, se poursuivent et comportent, avec toutes leurs dependances, sans aucune exception ni reserve et sans qu'il soit besoin d'en faire ici une plus ample designation, le preneur declarant les bien connaitre et dont il sera d'ailleurs fait un etat detaille et contradictoire dresse, aux frais du preneur, dans le mois qui suivra l'achevement des travaux d'amenagement des locaux.

Il est precise que toute erreur dans la designation ci-dessus ne peut justifier ni reduction ni augmentation du loyer, les parties se referant a la consistance des locaux tels qu'ils se comportent.

DUREE

Le present bail, qui commencera a courir le 1er avril 2004, est consenti pour une duree de un mois et trois, six ou neuf ans, qui expireront les 31 mars 2007, 31 mars 2010. ou 31 mars 2013, au choix du preneur seul a charge par lui s'il desire donner conge pour l'expiration de la premiere ou de la deuxieme periode triennale de respecter un preavis de six mois.

Tout conge devra etre signifie par acte extrajudiciaire.

PRIX

La presente location est consentie et acceptee moyennant un loyer annuel en principal de SOIXANTE QUATRE MILLE CINQ CENT VINGT SEPT EUROS (64 527,00 euros),

ainsi que la T.V.A., applicable, que le preneur s'oblige a payer au bailleur ou a son mandataire, au domicile de celui-ci, par quart, aux quatre termes ordinaires de l'annee, le premier jour de chaque trimestre, de trois mois en trois mois, jusqu'a l'expiration de la location, a terme d'avance.

Ledit loyer sera automatiquement indexe le premier juillet de chaque annee en fonction de la variation de l'indice du cout de la construction d'un immeuble tel qu'il sera publie par l'Institut National des Statistiques et des etudes economiques (INSEE) pour le 3eme trimestre de chaque annee.

La premiere indexation interviendra pour la premiere fois le premier avril 2005 sur la base de la variation entre l'indice du 3eme trimestre 2003 qui est de 1203, et celui qu'il publiera pour le 3eme trimestre 2004., et dans le futur sur la base des indices du 3eme trimestre de chaque annee.

En sus du loyer ci-dessus fixe, le preneur remboursera au bailleur, en meme temps que chaque terme de loyer, les differentes prestations et fournitures que les proprietaires sont en droit de recuperer sur les locataires, soit sa part :

- des depenses municipales (balayage, enlevement des ordures menageres) des depenses d'entretien, des appointements du gardien et charges accessoires ;

- des depenses d'eau froide ;

- des depenses de fonctionnement ;

- des depenses concernant les ascenseurs qui dessert les etages ;

- de la taxe annuelle sur les bureaux et les commerces en Ile de France concernant les lieux loues, si elle est due, au premier janvier de chaque annee. Il est expressement convenu que cette taxe sur les bureaux est due par le preneur a partir de l'annee 2004.

- De la taxe fonciere et de la taxe d'enlevement des ordures menageres. Il est expressement convenu que ces taxes sont dues par le preneur a partir de l'annee 2004 ( prorata temporis).

- de la taxe d'enlevement des dechets industriels et commerciaux, si elle est due.

Il sera demande pour le remboursement de ces charges une provision trimestrielle de MILLE TROIS CENTS EUROS ( 1 300,00 Euros ), le compte definitif etant etabli en fin d'exercice.

Toutefois, la taxe annuelle sur les Bureaux et commerces en Ile de France, la taxe foncieres, la taxe d'enlevement des ordures menageres et eventuellement celle d'enlevement des dechets industriels et commerciaux, ne sont pas incluses dans les provisions sur charges ordinaires et sont appelees une fois par an.

Les pourcentages de repartition des charges pourront etre modifies a la suite de la nouvelle repartition des charges qui sera etablie par le geometre afin de prendre en compte l'amenagement des locaux du 6eme etage . Par la suite les modalites de repartition des charges pourront etre modifiees par voie contractuelle, judiciaire, ou legale.

Tout retard dans le reglement des sommes dues, tant au titre du loyer qu'au titre des charges et accessoires, donnera lieu a des relances dont les frais incomberont au preneur, a savoir : pour la premiere relance : 10 euros, pour la deuxieme relance : 20 euros, suivant les tarifs en vigueur au jour de la signature des presentes.

Veuillez noter que la somme de 2,00 euros vous sera demandee chaque mois pour frais d'etablissement d'avis d'echeance, suivant les tarifs en vigueur au jour de la signature des presentes.

DEPOT DE GARANTIE

Le preneur versera en outre a la signature des presentes, a titre de depot de garantie, la somme de SEIZE MILLE CENT TRENTE ET UN EUROS ET SOIXANTE QUINZE CENTIMES (16 131,75 euros) representant trois mois de loyers H.T.

A chaque indexation ou revision de loyer, ce depot de garantie sera reajuste de telle sorte qu'il corresponde toujours a trois mois de loyers H.T.

Ladite somme sera remboursee au preneur apres demenagement et remise des cles, deduction faite des loyers et reparations locatives ou toutes autres sommes pouvant etre dues par le preneur au bailleur, ou dont celui-ci pourrait etre rendu responsable pour le preneur. Cette somme ne sera en aucun cas productive d'interets au profit du preneur.

FRANCHISE DE LOYERS

Il est accorde au preneur une franchise de loyers d'une valeur hors TVA de SEIZE MILLE CENT TRENTE ET UN EUROS ET SOIXANTE QUINZE CENTIMES (16 131,75 euros), representant 3 mois de loyer, pour permettre au preneur d'executer des travaux dans les bureaux livres tels que designes dans l'etat des lieux etabli des l'entree en jouissance par le preneur.

Le preneur s'engage expressement a fournir au bailleur, a la signature du bail, le descriptif detaille et chiffre des travaux objets de la presente franchise. Ce descriptif sera annexe au present bail.

En outre, le preneur s'engage expressement a fournir au bailleur, les copies certifiees conformes des factures pour les travaux executes, des la fin du chantier.

De plus, le preneur s'engage expressement a faire executer les travaux objets de cette franchise, au regard des dispositions reglementaires applicables (et notamment une assurance maitre d'ouvrage, et un coordonateur de securite et protection de la sante) a ses frais et sous le controle de l'architecte du bailleur, dont les honoraires seront a la charge du preneur.

Enfin, le preneur s'engage, des la date de prise d'effet du bail, a s'acquitter aupres du bailleur des charges afferentes aux locaux objets du present acte.

CLAUSE RESOLUTOIRE

Il est expressement convenu que :

1) A defaut de paiement d'un seul terme de loyer en principal, charges, taxes et prestations, a son echeance convenue, comme au cas d'infraction ou d'inexecution d'une des conditions generales ou particulieres prevues au bail, un mois apres un simple commandement demeure infructueux, malgre toutes offres ulterieures de payer ou d'executer, la presente location sera resiliee de plein droit, si bon semble au bailleur, sans qu'il soit besoin d'aucune formalite judiciaire autre qu'une simple ordonnance de refere rendue par M. le President du Tribunal de Grande Instance prononççant l'expulsion, ladite ordonnance ayant pour objet, non de prononcer la resiliation qui a lieu de plein droit si bon semble au bailleur, mais d'en assurer l'execution.

2) Au cas de resiliation prevue au paragraphe premier de la presente clause resolutoire, les sommes versees au bailleur a titre de depot de garantie lui seront acquises a titre d'indemnite, sans prejudice de tous depens et de tous dommages-interets.

3) En cas de non-paiement de toute somme due a son echeance ou d'inexecution d'une des conditions generales ou particulieres prevues au bail et des le premier acte d'huissier, le preneur devra de plein droit payer en sus, outre les frais de recouvrement y compris la totalite du droit proportionnel du a l'huissier de justice, une penalite egale a 10% (dix pour cent) du montant de la somme due pour couvrir le bailleur tant des dommages pouvant resulter du retard dans le paiement que des frais, diligences et honoraires exposes pour le recouvrement de cette somme. Cette penalite s'ajoute a l'interet legal du a compter du commandement.

CONDITIONS GENERALES

Le present bail est consenti et accepte sous les charges ordinaires de droit, suivant l'usage des lieux, et en outre aux conditions suivantes que le preneur s'oblige a executer ou supporter a peine de resiliation, sans pouvoir pretendre a aucune indemnite ni diminution de loyer, ni sans aucun recours contre le bailleur ni contre son assureur.

1o Prise de possession : De prendre les lieux loues dans l'etat ou ils se trouvent actuellement sans pouvoir exiger du bailleur aucune mise en etat ni aucune reparation quelconque, le gros oeuvre des murs et planchers etant seul a la charge du bailleur.

2o Fermeture - Couverture : De ne pouvoir reclamer d'autres fermetures ni serrures que celles existant actuellement, le preneur declarant renoncer a tous recours contre le bailleur ou contre son assureur, au cas de vol ou d'effraction dans les lieux loues.

De supporter la depose definitive de persiennes ou volets, au gre du bailleur, sans indemnite.

De ne pouvoir placer sous les chââssis, vitres, verrieres ou plafonds en beton translucide s'il en existe, des objets, machines, etc. pouvant etre endommages par des fuites d'eau, le bailleur declinant toute responsabilite au cas de degââts pouvant en resulter a raison de la nature meme de ce mode de couverture dont l'etancheite n'est par garantie.

3o etat des lieux et entretien : D'entretenir les lieux loues, pendant toute la duree du bail, en bon etat de reparations locatives, et de faire, en consequence, executer a ses frais toutes reparations d'electricite, de robinetterie, serrurerie, fumisterie, plomberie, chauffage central, menuiserie, peinture, fenetres et volets, etc., en un mot tous travaux qu'il serait necessaire de faire effectuer dans les lieux, meme le remplacement total ou partiel.

Seul le gros oeuvre des murs et planchers (au sens de l'article 606 du Code Civil) restera a la charge du bailleur.

De rendre a la fin de la location les lieux loues dans le meme etat que celui dans lequel l'etat des lieux dresse lors de la prise de possession montrera qu'ils se trouvaient au debut de la location.

A l'expiration de la location, il sera dresse un autre etat des lieux indiquant les reparations locatives pouvant etre dues par le preneur. Ledit preneur devra en regler le montant.

4o Travaux par le preneur - Embellissements - Ameliorations : De ne pouvoir, sans le consentement expres et par ecrit du bailleur, rien changer dans la distribution des lieux loues, notamment en ce qui concerne l'affectation donnee aux differentes parties des lieux loues.

De ne pouvoir faire aucun changement, installation, demolition, percement de murs, cloisons, planchers, ni scellement sans le consentement expres et par ecrit du bailleur.

De ne pouvoir faire executer ces travaux, s'ils etaient autorises par le bailleur, qu'apres l'approbation et sous la direction de l'architecte du bailleur, dont le preneur paierait les honoraires.

De laisser a la fin de la location si bon semble au bailleur, sans indemnite, les changements et travaux ainsi executes.

De laisser egalement tous decors, embellissements, armoires fixees aux murs, conduites de gaz, d'eau et d'electricite, que le preneur pourrait faire installer et, en general, toutes installations et tous embellissements devenant immeubles par destination, a moins que le bailleur ne prefere que les lieux soient retablis, aux frais du preneur et sans indemnite, dans leur etat primitif.

De ne pouvoir surcharger les planchers des lieux loues, sans en avoir au prealable complete la solidite au moyen de mesures que preconiserait l'architecte du bailleur, sous les ordres duquel les travaux devraient d'ailleurs etre executes, aux frais du preneur.

De supporter les frais d'une modification eventuelle des lieux loues qui pourrait etre exigee par une quelconque administration, meme si cette exigence etait imprevisible et constitutive, par suite d'un fait de force majeure.

5o Travaux dans l'immeuble - Visite des Lieux - Canalisations : De souffrir, sans aucune indemnite, ni diminution de loyer, les travaux que le bailleur jugerait necessaire de faire executer dans les lieux loues, ou dans l'immeuble dont ils dependent, leur duree excederait-elle quarante jours.

Le bailleur se reserve la faculte, au besoin par derogation a l'Article 1723 du Code civil, d'apporter toutes les modifications qu'il jugera a propos, tant a l'aspect exterieur qu'a l'interieur de l'immeuble dont dependent les locaux loues, a l'exclusion des lieux presentement loues.

De laisser passer par les lieux loues, si besoin etait, pour proceder au nettoyage des cours, courettes, visites des contrepoids d'ascenseur ou autres travaux necessaires a la bonne tenue de l'immeuble ou au fonctionnement de tous appareils.

De supporter, sans aucune indemnite, ni diminution de loyer, tous les travaux que le bailleur estimerait devoir subir ou serait force de subir, ainsi que toutes constructions ou demolitions voisines, tous bouchements de cours, courettes ou jours de souffrance.

De laisser traverser ses caves par toutes canalisations necessaires.

De deposer a ses frais et sans delai tous coffrages et decoration ainsi que toutes installations qu'il aurait faites et dont l'enlevement serait utile pour la recherche et la reparation des fuites de toute nature, de fissures dans les conduits de fumee et de ventilation, notamment apres incendie ou infiltrations, et en general pour l'execution de travaux.

Au cas ou des travaux s'avereraient necessaires sur toutes canalisations, le bailleur se reserve la possibilite de remplacer les canalisations encastrees par des canalisations apparentes.

En cas de travaux, constructions, vente de l'immeuble par parties ou en totalite, le bailleur pourra modifier la repartition des caves et proceder a un echange de locaux.

De laisser le bailleur, son architecte et leurs representants penetrer dans les lieux loues chaque fois qu'ils le jugeront utile; ces derniers veillant a prevenir le preneur 24 heures a l'avance (sauf urgence).

6o Expropriation : De ne pouvoir exiger du bailleur aucune indemnite ni diminution de loyer si, pendant la duree du present bail, l'immeuble dont dependent les lieux presentement loues venait etre demoli en totalite ou en partie par suite de retranchement, reculement ou expropriation pour cause d'utilite publique, sauf bien entendu le recours du locataire contre les parties expropriantes.

7o Garnissement : De tenir les lieux loues constamment garnis de meubles, marchandise, objets mobiliers en quantite et de valeur suffisante pour repondre du paiement des loyers et de l'execution des charges et conditions du bail.

De maintenir dans les lieux loues une activite commerciale constante, sans pouvoir sous aucun pretexte, sauf la fermeture normale pour conges payes cesser, meme momentanement, de les employer a la destination ci-dessous indiquee.

Tout demenagement partiel anticipe est interdit au preneur qui, dans tous les cas, ne pourra quitter les lieux loues qu'apres l'entiere execution des obligations prevues au present acte.

8o Assurances : Perte de la chose louee, recours et assurances

8 -1 - biens propriete du preneur

Le preneur assurera et maintiendra assures pendant toute la duree du bail contre les risques d'incendie, d'explosion, degââts des eaux, destruction, les meubles, objets mobiliers, materiels et de maniere generale tout ce qui est sa propriete a l'interieur des locaux, y inclus les agencements, renonççant a tout recours a l'encontre du bailleur dans l'hypothese ou les meubles, objets mobiliers, materiels, agencements ou autres seraient endommages partiellement ou totalement.

Le preneur s'engage a imposer a son assureur la meme renonciation a recours a l'encontre de son bailleur.

8 - 2 - vis-a-vis des tiers

Le preneur devra egalement s'assurer contre le recours de tous tiers, renonççant egalement a tout recours contre le bailleur si par le fait d'un tiers les biens qui sont sa propriete sont partiellement ou totalement endommages ou encore s'il doit interrompre momentanement ou totalement son activite.

Le preneur s'engage a imposer cette meme renonciation a recours a son assureur.

8 - 3 - biens propriete bailleur

Le bailleur assurera l'immeuble et tous les elements d'equipement ou autres devenus immeuble par destination contre les risques d'incendie, d'explosion, degâât des eaux, destruction partielle ou totale pour quelque cause que ce soit et ce, en valeur reconstruction a neuf.

Le bailleur, dans l'hypothese d'un sinistre, renonce a tous recours a l'egard du preneur, il s'engage a imposer a son assureur la meme renonciation a l'encontre du preneur.

Le preneur remboursera au bailleur toute surprime nee des activites exercees, s'obligeant en outre a communiquer tous les elements permettant de connaitre les biens devenus immeuble par destination, sauf a engager sa responsabilite vis-a-vis du bailleur et dans l'hypothese d'un sinistre a reparer le prejudice subi par le bailleur en cas d'insuffisance de garantie.

Des lors que les primes seraient etablies pour une garantie concernant la totalite de l'immeuble, a l'exception de la surprime nee des activites exercees dont la totalite demeure en toute hypothese a la charge du preneur, la quote-part due par le preneur serait celle rappelee a l'article 4.1.9, savoir

8 - 4 - renonciations reciproques

Les parties s'obligent compte tenu des renonciations ci-dessus rappelees, a se notifier dans le delai de deux mois et a compter de la prise d'effet des presentes leurs polices d'assurances, lesquelles etablies en fonction de leurs obligations respectives devront :

- pour le preneur, stipuler que lui-meme et ses assureurs renoncent, en cas de sinistre couvert par les garanties prevues aux articles 8-1 et 8-2, a tout recours contre le bailleur et ses assureurs,

- pour le bailleur, stipuler que lui-meme et ses assureurs, pour les garanties prevues a l'article 8-3 renoncent a tout recours contre le preneur et ses assureurs.

Ces renonciations a recours seront reciproques de telle sorte que sous reserve de la renonciation a recours de la part du preneur et de ses assureurs, le bailleur et ses assureurs renoncent pour les memes sinistres, a tout recours qu'ils seraient fondes a exercer contre le preneur et ses assureurs et que sous reserve de la renonciation a recours de la part du bailleur et de ses assureurs, le preneur et ses assureurs renoncent pour les memes sinistres a tout recours qu'ils seraient fondes a exercer contre le bailleur et ses assureurs.

9o Contributions - Salubrite : De satisfaire a toutes les charges de ville et de police dont les locataires sont ordinairement tenus.

De se conformer a toutes les prescriptions de l'autorite competente pour cause d'hygiene et de salubrite publique.

D'acquitter exactement toutes contributions et taxes pouvant lui incomber personnellement. De justifier, avant son demenagement, au bailleur ou a son mandataire du reglement de ses contributions par le reççu du Percepteur.

De supporter, pendant la duree de la location, sa part de tous impots et taxes d'etat, de departement ou de ville, sous quelque forme qu'ils soient crees, perççus ou non sur le proprietaire.

10o Reglement interieur : De ne pouvoir rendre le bailleur responsable des interruptions qui pourraient se produire dans les services d'eau, gaz, electricite ou tout autre service public, ou des restrictions qui pourraient, eventuellement, etre imposees par les pouvoirs publics aux divers services de l'immeuble.

D'entretenir normalement les canalisations interieures d'alimentation ou d'ecoulement d'eau, ainsi que toutes canalisations de gaz et d'electricite, le bailleur ne devant jamais etre inquiete a ce sujet et le preneur n'utilisant ces canalisations qu'a ses risques et perils.

Le preneur devra en prenant possession des lieux, faire executer les travaux eventuellement necessaires pour mettre l'installation electrique propre aux lieux loues, en conformite aux reglements en vigueur.

De faire ramoner a ses frais, par un fumiste qualifie, autant que besoin sera, les cheminees et conduits de fumee dependant des lieux loues.

Le bailleur ne garantit pas leur etat et le preneur ne pourra les utiliser qu'a ses risques et perils. Il ne pourra jamais demander leur remise en etat. Il ne pourra y brancher aucun poele ou radiateur.

De ne rien deposer, ni laisser deposer, dans le vestibule de l'entree de l'immeuble, les couloirs, escaliers, et d'une faççon plus generale, toutes parties communes de l'immeuble qui sont formellement exclues de la presente location.

De ne pouvoir placer ni des fleurs, ni des objets quelconques aux fenetres aussi bien sur rue que sur cour.

De respecter les conditions imposees par tout organisme cree entre proprietaires ou occupants de l'immeuble, eventuellement avec la participation des proprietaires ou occupants des immeubles voisins.

D'observer rigoureusement les usages etablis a Paris en matiere de voisinage. D'eviter a ce sujet tous bruits, odeurs ou autres causes de gene pour les autres occupants de l'immeuble ou des immeubles voisins.

De veiller a ce que les equipements de ventilation tels que hottes aspirantes, extracteurs, conduits, etc. repondent aux normes requis pour l'activite autorisee par le present bail, et que ces equipements soient maintenus en parfait etat de fonctionnement ; de telle sorte que le bailleur ne soit en aucun cas inquiete par des genes occasionnes au voisinage, sous forme de fumees, odeurs, trepidations de machinerie, ou autres bruits.

De veiller a ce que son personnel ne stationne pas dans les parties communes de l'immeuble, de lui interdire tous cris ou bruits quelconques, notamment au moment des entrees et sorties, de telle sorte que la tranquillite de l'immeuble ne soit pas troublee par leur presence.

De ne pouvoir avoir aucun animal malpropre ou bruyant.

De se substituer au bailleur sur toutes reclamations qui pourraient etre elevees par un voisin, le bailleur ne devant jamais etre inquiete a ce sujet.

De ne faire en aucun cas de vente publique dans les lieux loues, meme apres faillite ou liquidation judiciaire.

Lorsque le preneur aura reççu ou donne conge, et dans les six derniers mois de la location, le bailleur pourra faire mettre un ecriteau, a l'emplacement de son choix, indiquant que les lieux sont a louer. Le preneur devra laisser visiter tous les jours ouvrables de 10 heures a midi et de 14 heures a 17 heures. Il en sera egalement ainsi en cas de mise en vente des lieux loues.

11o Chauffage : Il existe dans les lieux loues une installation de chauffage privative.

Le preneur devra supporter directement, sans que le bailleur n'ait jamais a intervenir de quelque maniere que ce soit, la charge entiere de l'installation de chauffage, de son remplacement total ou partiel, de maniere a laisser, a son depart, lesdites installations en bon etat de fonctionnement.

11o bis : Climatisation :

Une installation de climatisation privative va etre mise en place dans ces locaux.

Le preneur devra supporter directement, sans que le bailleur n'ait jamais a intervenir de quelque maniere que ce soit, la charge entiere de cette installation de climatisation dans ces locaux, de son remplacement total ou partiel, de maniere a laisser, a son depart, lesdites installations en bon etat de fonctionnement

12o Ascenseurs : De ne pouvoir utiliser l'ascenseur qu'a ses risques et perils, et en se conformant aux prescriptions edictees a cet effet par l'entreprise chargee de l'entretien.

De respecter la charge utile de cet appareil.

De respecter la possibilite d'usage de l'appareil par les autres occupants de l'immeuble.

L'usage en est reserve aux locataires,: il est interdit pour le transport de tous materiaux ou objets et ne doit pas etre utilise par les livreurs ou coursiers.

Le bailleur decline toute responsabilite pour les accidents qui pourraient survenir du fait de l'ascenseur et quelles qu'en soient les causes.

13o Destination des lieux : De ne pouvoir exercer dans les lieux loues que l'activite d'ACHAT, VENTE, FABRICATION, IMPORTATION et EXPORTATION DE PARFUMS, COSMETIQUES, ARTICLES DE MODE ET ACCESSOIRES ;

Etant entendu que le commerce de la societe INTER PARFUMS SA ne devra jamais etre limite au commerce exclusif des articles <<ARTICLES DE MODE ET ACCESSOIRES >> ci-dessus enumeres a titre d'accessoires.

Les lieux objets des presentes sont loues a usage exclusif de bureaux commerciaux, a l'exclusion notamment de toute vente, exposition, etc.

Ils ne pourront etre utilises que pendant les jours et heures ouvrables legaux, sauf a de rares exceptions, a des fins de Direction exclusivement.

Les lieux loues ne pourront servir a aucun autre usage, etant entendu que le bailleur se reserve le droit de louer tous autres locaux de l'immeuble pour tous commerces ou professions semblables ou similaires a celui du preneur.

14o Credit-Bail : Dans le cas ou le preneur aurait recours a un credit-bail sur son fonds de commerce ou sur un des elements de celui-ci, il a l'obligation d'en prevenir le bailleur par lettre recommandee avec accuse de reception dans le mois qui precede la signature du contrat de credit-bail. De meme, il aura l'obligation de le prevenir de la date d'expiration du contrat de credit-bail.

En cas de cession du fonds de commerce, le credit-preneur aura la meme obligation vis-a-vis du credit bailleur afin que le bailleur ne soit jamais inquiete par l'etablissement credit-bailleur aupres duquel le contrat de credit-bail aura ete souscrit.

Au moment de la cession du fonds de commerce, le credit-bailleur doit informer le proprietaire que toutes les formalites et obligations prevues au contrat de credit-bail ont ete remplies par le credit-preneur cessionnaire.

Au cas de demande de renouvellement du present bail par le credit-bailleur desirant installer un nouvel exploitant, ce dernier devra exercer une activite identique a celle de l'ancien credit-preneur. Le credit-bailleur devra en ce cas adresser au bailleur, en meme temps que la demande de renouvellement, toutes informations concernant le nouvel exploitant (K-bis, statuts, references bancaires) et son activite pour etre soumis a son agrement expres et par ecrit.

15o Cession - Apport - Sous-location : De ne pouvoir ceder son droit au present bail si ce n'est a l'acquereur de son fonds de commerce, pourvu que ce soit en totalite, et a charge de rester garant et repondant solidaire envers le bailleur de tous cessionnaires successifs ; tant pour raison du paiement des loyers que pour l'execution des conditions generales du present bail.

L'acte contenant la cession devra etre fait sous la forme authentique ; le bailleur devra y etre appele et une grosse dudit acte devra lui etre remise gratuitement dans le mois de la signature ; au dit acte de cession les cessionnaires s'obligeront naturellement envers le bailleur au paiement du loyer et a l'execution des charges et conditions du present bail.

Aucun apport ou cession ne pourra etre fait s'il est du des loyers et charges par le preneur.

Ces stipulations seront applicables a toutes cessions successives.

De ne pouvoir donner son fonds en gerance, se substituer toute personne, preter les lieux loues, meme temporairement, a des tiers.

De ne pouvoir sous-louer et domicilier ni en totalite ni en partie, sans l'accord prealable et ecrit du Bailleur.

15o bis Toutefois, le preneur est d'ores et deja autorise a domicilier dans les lieux loues des societes du Groupe INTER PARFUMS, a conditions de respecter les cinq conditions indivisibles suivantes:

1) Que l'activite exercee par ces societes soit la meme que celle prevue a la 13eme condition generale ci-dessus et que le preneur adresse au bailleur une copie des statuts et du Kbis de ces societes;

2) Qu'il s'agisse de societes du Groupe INTER PARFUMS, dont il detient au moins 30% du capital social;

3) Que le President, le Directeur General ou le gerant de ces societes soit un des administrateurs de la societe INTER PARFUMS, titulaire du present bail;

4) Qu'au depart de la societe INTER PARFUMS, les locaux, objet du present bail, soient rendus libres de toute occupation, les lieux formant dans la commune intention des parties un tout indivisible.

En aucun cas, ces domiciliations ne devront ceer de lien de droit entre ces societes et le bailleur, qui n'aura a leur egard aucune obligation directe.

5) En consequence, la societe INTER PARFUMS restera en consequence seule responsable vis a vis du bailleur de toute consequence prejudiciable a celui-ci. Elle garantit la stricte execution des conditions ci-dessus et s'oblige a faire prendre le meme engagement ecrit a toute societe domiciliee qu'elle aura obligation de faire connaitre au bailleur.

16o Enseignes - Plaques commerciales : aucune plaque, enseigne, store ou installation quelconque interessant l'aspect exterieur ou l'aspect interieur de l'immeuble ne pourra etre placee sans avoir ete au prealable soumise a l'agrement du bailleur qui sollicitera en tant que de besoin les autorisations prevues au reglement de l'immeuble ou a tout autre reglement, cahier des charges ou statuts auquel lui-meme sera soumis, etant toutefois precise que le preneur fera son affaire personnelle des autorisations administratives exigees et du reglement des taxes qui pourraient etre exigees de ce fait.

Il ne pourra modifier ou faire modifier ladite faççade, sans avoir au prealable soumis les plans au bailleur, et sans que celui-ci ait autorise la transformation projetee, et ceci sous la surveillance de l'architecte du bailleur, dont les honoraires de vacations seront a la charge du preneur.

17o Nantissement : Le preneur s'engage, s'il consentait des nantissements sur son fonds de commerce, a en avertir le bailleur, et lui faire connaitre les noms et adresses des creanciers nantis dans les quinze jours de la constitution desdits nantissements.

18o Clause de rigueur : Toutes les charges, clauses et conditions du present bail sont de rigueur. Toute derogation du preneur sans autorisation expresse et par ecrit du bailleur n'aura d'effet qu'a titre de tolerance, et ne pourra jamais etre consideree comme ayant fait novation, ni porter jamais atteinte aux presentes clauses et conditions, dont le bailleur aura toujours le droit d'exiger la stricte execution.

19o T.V.A. - Enregistrement - Frais : De payer le droit de bail, les frais de timbre, d'enregistrement, les honoraires afferents au present bail, aux revisions du loyer et aux renouvellements eventuels du present bail, et la T.V.A. applicable.

Le bailleur a opte pour le regime de l'assujettissement a la taxe sur la valeur ajoutee, dans le cadre prevu par le decret No 67-1126 du 22 decembre 1967 completant la loi du 6 janvier 1966. Le preneur devra payer au bailleur la T.V.A. au taux en vigueur en fonction du montant de son loyer en principal.

20o election de domicile : Pour l'execution de presentes, le preneur fait election de domicile dans les lieux loues et le bailleur au domicile du Gerant de l'immeuble. Ces domiciles sont attributifs de juridiction et toutes significations et notifications y seront valablement faites.

Fait en trois exemplaires originaux

a Paris le ...........

LE PRENEUR (1)                                                                                                 LE BAILLEUR (1)

(1) Faire preceder la signature de la mention manuscrite << lu et approuve >> et parapher chaque page.

PJ : Plan des locaux
Bareme des honoraires au jour des presentes.